                                                                    EXHIBIT 10.4

                     FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of July 17, 1997, by and between THE LAW AND ECONOMICS CONSULTING GROUP, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                  RECITALS
                                  --------

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 31, 1996, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

        1. The first sentence of Section 1.1(c) is hereby deleted in its entirety, and the following substituted therefor:

                "SECTION 1.1(c). Letter of Credit Subfeature. As a subfeature
                                 ---------------------------
           under the Line of Credit, Bank agrees from time to time during the term thereof to issue standby letters of credit for purposes deemed acceptable by Bank (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00)."

        2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

THE LAW AND ECONOMICS                        WELLS FARGO BANK,
  CONSULTING GROUP, INC.                       NATIONAL ASSOCIATION


By: /s/ [Signature]                          By: /s/ Patricia L. Dorsey
   -----------------------------                ---------------------------
                                                Patricia L. Dorsey
                                                Vice President

Title: President
      --------------------------

By: /s/ Kimberly Gilmour
   -----------------------------

Title: Chief Financial Officer
       -------------------------

                               CREDIT AGREEMENT


     THIS AGREEMENT is entered into as of May 31, 1996, by and between THE LAW AND ECONOMICS CONSULTING GROUP, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITAL
                                    -------

Borrower has requested from Bank the credit accommodations described below (each, a "Credit" and collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                   ---------
                                  THE CREDITS
                                  -----------

     SECTION 1.1.  LINE OF CREDIT.

     (a)  Line of Credit.  Subject to the term and conditions of this Agreement,
          --------------
Bank hereby agrees to make advances to Borrower from time to time up to and including May 31, 2000, not to exceed .at any time the aggregate principal amount of Three Million Dollars ($3,000,000.00) ("Line of Credit"), the proceeds of which shall be used solely to finance Borrower's working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

     (b) Optional Commitment Increase.  Once during the term of the Line of
         ----------------------------
Credit, upon Bank's receipt of Borrower's written request for an increase in the maximum principal amount then available thereunder, Bank agrees to review said request and, so long as all of the conditions set forth herein are met to Bank's satisfaction, to provide an increase in said maximum principal amount to an amount which Bank deems acceptable, in its discretion:

     (i) Bank shall have obtained such audits and appraisals of all collateral for the Line of Credit as Bank deems necessary, all in form, substance and performed by auditors and appraisers satisfactory to Bank, and assuring that Bank's security interests in and liens on, said collateral shall remain of first priority following any such increase, if granted, with all costs and expenses of such audits and appraisals to be paid by Borrower;

     (ii) Bank shall have determined that there is sufficient collateral value to support a Line of Credit increase, based upon Bank's then current loan-to-value ratios and other policies and procedures in effect at the time such increase is requested for each type of collateral which secures the Line of Credit;

     (iii) Borrower shall have paid to Bank a non-refundable commitment fee for such increase equal to one-quarter percent (1/4%) of the new maximum principal amount available under the Line of Credit;

     (iv) Borrower shall have executed, or caused to be executed, and delivered to Bank any and all documents required by Bank to evidence such increase and Bank's continued security interests in and liens on all collateral for the Line of Credit, including without limitation, a Modification to the Line of Credit Note, all of which shall be in form and substance satisfactory to Bank; and

     (v) at the time an increase is requested and the time, if any, any such increase is granted, there exists no Event of Default hereunder, nor any condition, act or event which with the giving of notice or the passage of time, or both, would constitute any such Event of Default.

     (c)    Letter of Credit Subfeature.  As a subfeature under the Line of
            ---------------------------
Credit, Bank agrees from time to time up to and including May 31, 1997, to issue standby letters of credit for the account of Borrower and for purposes deemed acceptable by Bank (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of

Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Each Letter of Credit shall be issued for a term not to exceed three hundred sixty (360) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Continuing Standby Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft.

     (d)    Borrowing and Repayment.  Borrower may from time to time during the
            -----------------------
term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above or such other amount as shall then be available thereunder pursuant to the terms hereof.

     SECTION 1.2.   BMSC LETTER OF CREDIT.

     (a)    BMSC Letter of Credit.  In addition to and separate from the Line of
            ---------------------
Credit subfeature for Letters of Credit, Bank has issued a standby letter of credit for the account of Borrower and for the benefit of Bristol-Myers Squibb Company in support of Borrower's long term lease obligations (the "BMSC Letter of Credit") in the amount of Sixty-Nine Thousand Dollars ($69,000.00). Subject to the terms and conditions of this Agreement, Bank hereby confirms that the BMSC Letter of Credit remains in full force and effect. The BMSC Letter of Credit has an expiration date of April 30, 1997, and shall be automatically extended pursuant to its terms, without written amendment, to April 30 of each succeeding calendar year up to April 30, 2002, and then up to but not beyond December 29, 2002, and is subject to the additional terms of the Application and Agreement for Standby Letter of Credit attached hereto as Exhibit B (the "BMSC Letter of Credit Agreement"), all terms of which are incorporated herein by this reference.

     (b)    Repayment of Drafts.  Each draft paid by Bank under the BMSC Letter
           -------------------
of Credit shall be repaid by Borrower in accordance with the provisions of the BMSC Letter of Credit Agreement.

     SECTION 1.3.   INTEREST/FEES.

     (a)    Interest.  The outstanding principal balance of the Line of Credit
            --------
shall bear interest at the rate of interest set forth in the Line of Credit Note. The amount of each draft paid by Bank under the BMSC Letter of Credit shall bear interest from the date such draft is paid by Bank to the date such amount is fully repaid by Borrower at the rate of interest set forth in the BMSC Letter of Credit Agreement.

     (b)    Computation and Payment. Interest shall be computed on the basis of
            -----------------------
a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note and the BMSC Letter of Credit Agreement.

     (c)    Unused Commitment Fee. Borrower shall pay to Bank a fee equal to
            ---------------------
one-eighth percent (1/8%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on each February 28, May 31, August 31, and November 30.

     (d)    BMSC Letter of Credit Fees.  Borrower shall pay to Bank a fee upon
            --------------------------
each annual anniversary date of the BMSC Letter of Credit, commencing as of April 30, 1997, equal to two percent (2%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and fees upon the payment or negotiation of each draft under the BMSC Letter of Credit and upon the occurrence of any other activity with respect to the BMSC Letter of Credit (including without limitation, the transfer, amendment or cancellation thereof) determined in accordance with Bank's standard fees and charges then in effect for such activity.

     (e)    Letter of Credit Fees.  Borrower shall pay to Bank fees upon the
            ---------------------
issuance of each Letter of Credit, upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

     SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under each Credit by charging Borrower's demand deposit account number

4125-108456 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 1.5. COLLATERAL. As security for all indebtedness of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment, general intangibles, inventory and equipment. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing fees and costs of appraisals and audits.

                                  ARTICLE II
                                  ----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note, the BMSC Letter of Credit Agreement, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated December 31, 1995, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                  ARTICLE III
                                  -----------
                                  CONDITIONS
                                  ----------

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions :

     (a)  Approval of Bank Counsel.  All legal matters incidental to the
          ------------------------
granting of each of the Credits shall be satisfactory to Bank's counsel.

     (b)  Documentation.  Bank shall have received, in form and substance
          -------------
satisfactory to Bank, each of the following, duly executed:

          (i)      This Agreement and the Line of Credit Note.
          (ii)     Continuing Standby Letter of Credit Agreement.
          (iii)    BMSC Letter of Credit Agreement
          (iv)     Corporate Borrowing Resolution.
          (v)      Certificate of Incumbency.
          (vi)     Security Agreement Covering Equipment.
          (vii) Continuing Security Agreement Covering Rights to Payment and Inventory.
          (viii)   UCC-1 Financing Statements covering accounts receivable,
                   general intangibles, inventory and equipment.
          (ix)     Such other documents as Bank may require under any other
                   Section of this Agreement.

     (c)  Financial Condition. There shall have been no material adverse change,
          -------------------
as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

     (d)  Insurance. Borrower shall have delivered to Bank evidence of insurance
          ---------
coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a)  Compliance. The representations and warranties contained herein and in
          ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b)  Documentation. Bank shall have received all additional documents which
          -------------
may be required in connection with such extension of credit, including without limitation, prior to the issuance of each Letter of Credit, a properly completed and duly executed Letter of Credit Agreement or application therefor.

                                  ARTICLE IV
                                  ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding,.and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 120 days after and as of the end of each fiscal year, a reviewed financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include a balance sheet, income statement, statement of cash flows and accompanying notes and schedules;

     (b) not later than 60 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include a balance sheet, income statement, and an aged listing of accounts receivable and accounts payable;

     (c) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of an aggregate of $100,000.00.

     SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) Tangible Net Worth not at any time less than $5,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

     (b) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.75 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

     (c) Net income after taxes on an annual basis, determined as of each fiscal year end, not less than $1.00.

     (d) EBITDA Coverage Ratio not less than 3.0 to 1.0 as of each fiscal year end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

     SECTION 4.10.  NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $100,000.00.

                                   ARTICLE V
                                   ---------
                              NEGATIVE COVENANTS
                              ------------------

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

     SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint gr several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Except as provided in this Section 5.3, merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business. Notwithstanding the foregoing, so long as there exists no Event of Default under this Agreement or any other of the Loan Documents, (a) Bank hereby consents to the consolidation of Borrower with, or merger of Borrower into, Coopers & Lybrand, a New York general partnership, pursuant to the term of that certain Stock or Asset Purchase Option Agreement dated as of June 18, 1993 (the "Purchase Option Agreement"), and (b) Bank further agrees that, following such consolidation or merger, Bank shall permit Coopers & Lybrand to assume Borrower's obligations hereunder with aggregate future liabilities in excess of $100,000.00 and which are not terminable by Borrower for a cost of less than $100,000.00, upon similar terms and conditions as those set forth herein and subject to Bank's prior receipt of notification from Coopers & Lybrand of its intention to assume said obligations as required by the Purchase Option Agreement.

     SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity.

     SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity in amounts in excess of an aggregate of $150,000.00 outstanding at any one time, except loans or advances to any existing or new shareholder made in connection with such shareholder's purchase of shares of stock in Borrower.

     SECTION 5.6. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank.

                                  ARTICLE VI
                                  ----------
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

     (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process,.against the assets of Borrower; or the entry of a judgment against Borrower.

     (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

     (h) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

     (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower, except pursuant to the Purchase Option Agreement.


                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER:      THE LAW AND ECONOMICS CONSULTING GROUP, INC.
                    2000 Powell Street, Suite 600
                    Emeryville, California 94608

     BANK:          WELLS FARGO BANK, NATIONAL ASSOCIATION
                    East Bay Regional Commercial Banking Office
                    One Kaiser Plaza, Suite 850
                    Oakland, California 94612
                    Attention:  Darrell Rodriguez

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto,
(b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the

Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

     SECTION 7.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

THE LAW AND ECONOMICS               WELLS FARGO BANK,
  CONSULTING GROUP, INC.              NATIONAL ASSOCIATION

By:   /s/ Thomas M. Jorde           By:   /s/ Darrell Rodriguez
    ---------------------               -----------------------
                                        Darrell Rodriguez
Title:  President                       Assistant Vice President

By:   /s/ David J. Teece
    --------------------

Title:  Chairman of the Board

                                  EXHIBIT A

                                                            WELLS LINE OF CREDIT
                                                                  6/1/96 RENEWAL

WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE
--------------------------------------------------------------------------------

$3,000,000.00                                                OAKLAND, CALIFORNIA
                                                                    MAY 31, 1996

        FOR VALUE RECEIVED, the undersigned THE LAW AND ECONOMICS CONSULTING GROUP, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at EAST BAY RCBO, ONE KAISER PLAZA SUITE 850, OAKLAND, CA 94612, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $3,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall
            --------
bear interest at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) EQUAL TO the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

        (b) Payment of Interest. Interest accrued on this Note shall be
            -------------------
payable on the LAST day of each MONTH, commencing JUNE 30, 1996.

        (c) Default Interest. From and after the maturity date of this Note,
            ----------------
or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

        (a) Borrowing and Repayment. Borrower may from time to time during the
            -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Credit Agreement between Borrower and Bank defined below; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on MAY 31, 2000.

        (b) Advances. Advances hereunder, to the total amount of principal sum
            --------
available hereunder, may be made by the holder at the oral or written request of (i) DAVID TEECE OR GORDON RAUSSER OR RICHARD GILBERT OR THOMAS JORDE OR KIMBERLY GILMOUR, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

        (c) Application of Payments. Each payment made on this Note shall be
            -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of MAY 31, 1996, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) REMEDIES. Upon the occurrence of any Event of Default as defined in the Credit Agreement, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holders' in-house counsel), incurred by the holder in connection with the enforcement of holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy

REVOLVING LINE OF CREDIT NOTE, PAGE 1
proceeding relating to any Borrower.

        (b) Obligations Joint and Several. Should more than one person or
            -----------------------------
entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) Governing Law. This Note shall be governed by and construed in
            -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

THE LAW AND ECONOMICS CONSULTING GROUP, INC.

By: /s/ Thomas M. Jorde
   ----------------------------------------

Title: President
       ------------------------------------

By: David J. Teece
   ----------------------------------------

Title: Chairman of the Board
      -------------------------------------

REVOLVING LINE OF CREDIT NOTE, PAGE 2

                                  EXHIBIT B

                              WELLS FARGO BANK
                          APPLICATION AND AGREEMENT
                        FOR STANDBY LETTER OF CREDIT

        This document is a one page application and agreement form which consists of the following items: applicant's name and address, the amount for the letter of credit, terms of drawings, terms of transferability, special instructions, terms of transferability, applicant's signature block and the bank's signature block.